Lumentum Holdings Inc.

Conflict Minerals Report

For the Calendar Year Ended December 31, 2016

Introduction

Lumentum Holdings Inc. (“Lumentum”, also referred to as “we”, “our” and “us”) (NASDAQ: LITE) is an industry leading provider of optical and photonic products, defined by revenue and market share addressing a range of end-market applications including optical communications and commercial lasers. Lumentum’s optical components and subsystems are part of virtually every type of telecom, enterprise, and data center network. Lumentum’s commercial lasers enable advanced manufacturing techniques and diverse applications including next-generation 3D sensing capabilities. Lumentum is headquartered in Milpitas, California with R&D, manufacturing, and sales offices worldwide. For more information, please refer to our Annual Report on Form 10-K for the fiscal year ended July 2, 2016 filed with the U.S. Securities and Exchange Commission (“SEC”).

This Report has been prepared in accordance with the requirements of Rule 13p-1 (the “Rule”) and Form SD promulgated under the Securities Exchange Act of 1934, as amended. The Rule requires disclosure of certain information when a company manufactures or contracts to manufacture products where the minerals specified in the Rule are necessary to the functionality or production of those products. This Report relates to the process undertaken by Lumentum to exercise due diligence on the source and chain of custody of cassiterite, columbite-tantalite (coltan), gold, wolframite, and their derivatives, which are limited to tin, tantalum and tungsten (collectively, the “Conflict Minerals”) contained in Lumentum products that were manufactured, or contracted to be manufactured, during the calendar year 2016. Third-party products that Lumentum sells but that it does not manufacture or contract to manufacture are outside the scope of this Report. This Report can be found on our website at www.lumentum.com/investors.

Executive Summary
Lumentum reviewed its entire affected supplier base to determine which suppliers were supplying Lumentum with parts or materials that were necessary to the functionality or production of the products we manufactured in calendar year 2016 and contained Conflict Minerals. We then contacted these suppliers, each of which provided us with a list of smelter or refiner names (collectively, “smelters”). We identified 316 unique smelter entities in Lumentum’s supply chain. Of these 316 smelters, 38 were identified as sourcing (or there was a reason to believe they may be sourcing) from the Democratic Republic of Congo (“DRC”) or surrounding countries (collectively, the “Covered Countries”). Lumentum’s due diligence review indicates that 34 of the 38 smelters were certified as conflict free in 2016. The remaining 4 smelters sourcing from the Covered Countries were subject to Lumentum’s risk mitigation process.

Design of Due Diligence
Lumentum designed its due diligence measures to conform to the Organisation for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Second Edition, including the related supplements on tantalum, tin, tungsten, and gold (collectively, the “OECD Guidance”). The OECD Guidance sets forth five steps for supply due diligence. There is significant overlap between our reasonable country of origin inquiry (“RCOI”) efforts and our due diligence measures performed, both of which are described below.

Management Systems
Lumentum has established a management system for Conflict Minerals. This included the creation of a Conflict Minerals Team comprised of senior leaders from functional areas of Lumentum impacted by Conflict Minerals. This team was created to support supply chain due diligence and the implementation and monitoring of an effective Conflict Minerals program. We have a grievance mechanism through which our employees and suppliers can report a violation of our policies, and maintain an e-mail address conflictminerals@lumentum.com for suppliers and employees to report violations, ask questions and voice concerns. We established a system of controls over our mineral supply chain, including the reasonable country of origin inquiry and due diligence procedures described below. All relevant conflict minerals data is kept in our internal database system.

Reasonable Country of Origin Inquiry

Lumentum conducted a RCOI that was designed to include all suppliers and original manufacturers that supplied parts or materials that contained Conflict Minerals and were necessary to the functionality or production of the products we manufactured in calendar year 2016. We retained a third-party consulting firm to assist with the RCOI and due diligence processes. As part of our RCOI, we contacted approximately 918 suppliers and original manufacturers. Each direct supplier was provided with Lumentum’s conflict minerals policy and asked to provide conflict minerals data in the Conflict Free Sourcing Initiative’s (“CFSI”) Conflict Minerals Reporting Template (“CMRT”). Non-responsive suppliers and suppliers with inadequate responses were contacted multiple times. After this review, 316 smelters were identified as conflict minerals smelters consistent with the smelter definitions agreed upon by industry and the audit protocols published by the CFSI. After directly contacting all 316 smelters and performing a risk assessment regarding responses, 38 smelters either confirmed that they are sourcing Conflict Minerals from the Covered Countries, or there was reason to believe they source Conflict Minerals from the Covered Countries. This assessment was based on information directly from the smelters as well as other public information available at the time. In accordance with the Rule, Lumentum is required to exercise due diligence on the conflict minerals’ source and chain of custody and to follow a nationally or internationally recognized due diligence framework.

Conflict Minerals Policy
Lumentum’s Conflict Minerals Policy is publicly available on our website at: https://www.lumentum.com/en/company/corporate-responsibility/partner-responsibility-ethics-and-labor.

Risk Assessment and Response
Lumentum’s risk assessment plan was designed to define, identify, mitigate, and manage risks. Should a risk arise, it would be reported to the designated member of senior management. As described above under Reasonable Country of Origin Inquiry, Lumentum identified the smelters in its supply chain and directly contacted all 316 smelters and performed a risk assessment regarding responses. 38 smelters either confirmed that they are sourcing Conflict Minerals from the Covered Countries, or there was reason to believe they source Conflict Minerals from the Covered Countries. This assessment was based on information directly from the smelters as well as other public information available at the time. Lumentum then compared this list to the list provided by the Conflict Free Smelter Program (“CFSP”) and for smelters that were not identified by the CFSP as conflict free, Lumentum conducted risk mitigation. These smelters were also reviewed against publicly available information to determine if there was any reason to believe that they directly or indirectly finance or benefit armed groups in the Covered Countries.

Due Diligence Results and Ongoing Risk Mitigation Efforts

Smelters
Of the 38 smelters that either confirmed they source Conflict Minerals from Covered Countries or Lumentum has reason to believe source Conflict Minerals from the Covered Countries, 34 smelters were recognized as conflict free by the Conflict Free Smelter Program (“CFSP”) and listed on the CFSP’s website as conflict free certified at the end of 2016. Lumentum has conducted and continues to conduct risk mitigation on the remaining 4 smelters. Lumentum has contacted all of its suppliers who have these 4 smelters in their supply chain and have either (i) requested confirmation that the identified smelter is not in the supply chain for products the supplier sells to Lumentum or (ii) demanded removal of the smelter from its supply chain. Lumentum’s risk mitigation efforts are ongoing. A list of the identified smelters is listed on Annex A hereto.

Because Lumentum’s suppliers source from smelters that source from the Covered Countries and some of these smelters were not yet conflict free certified at the end of our 2016 due diligence process, Lumentum has been unable to reach a definitive conclusion regarding its products manufactured during calendar year 2016.

Steps to be Taken to Mitigate Risk
Lumentum is committed to continuous improvement in our due diligence process to further mitigate the risk that the necessary Conflict Minerals in our products could benefit armed groups in the Covered Countries. As part of our efforts to mitigate this risk, new or renewed supplier contracts require suppliers to provide information that will allow us to evaluate their conflict mineral status. Additionally, we are continuing to engage with and educate our suppliers to increase supplier response rates and improve the timeliness, accuracy and comprehensiveness of the supplier survey responses we receive. We are also continuing to work with our suppliers to encourage them to source from certified smelters when sourcing material from the Covered Countries.

Additional Risk Factors
The statements included in this Conflict Minerals Report are based on the RCOI process and due diligence performed in good faith by Lumentum. These statements are based on the information available at the time. A number of factors could introduce errors or otherwise affect our conflict free declaration. These factors include, but are not limited to: (i) gaps in supplier or smelter data, (ii) errors or omissions by suppliers or smelters, (iii) uncertainty or varied interpretations of the disclosure requirements described in the SEC final rules, (iv) all instances of conflict minerals necessary to the functionality or manufacturing of our products may not have been reported correctly by our suppliers, (v) many suppliers and smelters are unfamiliar with the diligence process and information required to be provided due to this new regulation, which could lead to inaccurate responses, (vi) timeliness of data received from our suppliers, (vii) information that is in the public domain may not be discovered despite having conducted a reasonable search, (viii) there may be errors in publicly available information, (ix) language barriers or errors in translation could lead to inaccurate information, (x) there could be oversights or errors in conflict free smelter audits, (xi) materials sourced from the Covered Countries could inaccurately be declared secondary materials, (xii) illegally tagged Conflict Minerals could be introduced into our supply chain without our knowledge or the knowledge of our suppliers, (xiii) difficulties obtaining information from companies that are no longer in business and (xiv) smuggling of Conflict Minerals outside the Covered Countries may make identification of their origin more difficult. This Specialized Disclosure Report on Form SD contains forward looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include any plans or intentions to improve the number and quality of supplier and smelter response rates and steps we intend to take to mitigate risk in our supply chain. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected. In particular, Lumentum’s actions and the results of those actions may be affected by: (a) changes in global regulations related to the extraction of and disclosure obligations related to conflict minerals; (b) the ability of our direct suppliers and smelters to provide accurate information in response to our requests; (c) the availability of alternate sources of materials necessary to the functionality or production of our products on commercially reasonable terms or at all; (d) the ability of certified smelters to meet demand for raw materials; and (e) limits on our ability to unilaterally influence supplier behavior. These forward-looking statements are made as of the date hereof and the Lumentum assumes no obligation to update such statements.

Annex A

Smelters and Refineries

Below is a list of the smelters reported to Lumentum as likely in Lumentum’s supply chain as of December 31, 2016.

Metal	Smelter
Gold	Abington Reldan Metals, LLC
Gold	Advanced Chemical Company
Gold	Aida Chemical Industries Co., Ltd.
Gold	Al Etihad Gold Refinery DMCC
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.
Gold	Almalyk Mining and Metallurgical Complex (AMMC)
Gold	AngloGold Ashanti Córrego do Sítio Mineração
Gold	Argor-Heraeus S.A.
Gold	Asahi Pretec Corp.
Gold	Asahi Refining Canada Ltd.
Gold	Asahi Refining USA Inc.
Gold	Asaka Riken Co., Ltd.
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.
Gold	AU Traders and Refiners
Gold	Aurubis AG
Gold	Bangalore Refinery
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)
Gold	Boliden AB
Gold	C. Hafner GmbH + Co. KG
Gold	Caridad
Gold	CCR Refinery - Glencore Canada Corporation
Gold	Cendres + Métaux S.A.
Gold	Chimet S.p.A.
Gold	Chugai Mining
Gold	Daejin Indus Co., Ltd.
Gold	Daye Non-Ferrous Metals Mining Ltd.
Gold	DODUCO GmbH
Gold	Dowa
Gold	DSC (Do Sung Corporation)
Gold	Eco-System Recycling Co., Ltd.
Gold	Elemetal Refining, LLC
Gold	Emirates Gold DMCC
Gold	Fidelity Printers and Refiners Ltd.
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.
Gold	Geib Refining Corporation
Gold	Great Wall Precious Metals Co., Ltd. of CBPM
Gold	Guangdong Jinding Gold Limited
Gold	Gujarat Gold Centre
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.
Gold	Heimerle + Meule GmbH
Gold	Henan Yuguang Gold & Lead Co., Ltd.
Gold	Heraeus Ltd. Hong Kong

Gold	Heraeus Precious Metals GmbH & Co. KG
Gold	Hunan Chenzhou Mining Co., Ltd.
Gold	Hwasung CJ Co., Ltd.
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.
Gold	Ishifuku Metal Industry Co., Ltd.
Gold	Istanbul Gold Refinery
Gold	Japan Mint
Gold	Jiangxi Copper Co., Ltd.
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant
Gold	JSC Uralelectromed
Gold	JX Nippon Mining & Metals Co., Ltd.
Gold	Kaloti Precious Metals
Gold	Kazakhmys Smelting LLC
Gold	Kazzinc
Gold	Kennecott Utah Copper LLC
Gold	KGHM Polska MiedŸ Spó³ka Akcyjna
Gold	Kojima Chemicals Co., Ltd.
Gold	Korea Zinc Co., Ltd.
Gold	Kyrgyzaltyn JSC
Gold	Kyshtym Copper-Electrolytic Plant ZAO
Gold	L'azurde Company For Jewelry
Gold	Lingbao Gold Co., Ltd.
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.
Gold	LS-NIKKO Copper Inc.
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.
Gold	Materion
Gold	Matsuda Sangyo Co., Ltd.
Gold	Metalor Technologies (Hong Kong) Ltd.
Gold	Metalor Technologies (Singapore) Pte., Ltd.
Gold	Metalor Technologies (Suzhou) Ltd.
Gold	Metalor Technologies S.A.
Gold	Metalor USA Refining Corporation
Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.
Gold	Mitsubishi Materials Corporation
Gold	Mitsui Mining and Smelting Co., Ltd.
Gold	MMTC-PAMP India Pvt., Ltd.
Gold	Modeltech Sdn Bhd
Gold	Morris and Watson
Gold	Moscow Special Alloys Processing Plant
Gold	Nadir Metal Rafineri San. Ve Tic. A.ª.
Gold	Navoi Mining and Metallurgical Combinat
Gold	Nihon Material Co., Ltd.
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH
Gold	Ohura Precious Metal Industry Co., Ltd.
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)
Gold	OJSC Novosibirsk Refinery
Gold	PAMP S.A.
Gold	Penglai Penggang Gold Industry Co., Ltd.
Gold	Prioksky Plant of Non-Ferrous Metals
Gold	PT Aneka Tambang (Persero) Tbk

Gold	PX Précinox S.A.
Gold	Rand Refinery (Pty) Ltd.
Gold	The Refinery of Shandong Gold Mining Co., Ltd.
Gold	Remondis Argentia B.V.
Gold	Republic Metals Corporation
Gold	Royal Canadian Mint
Gold	SAAMP
Gold	Sabin Metal Corp.
Gold	SAFINA A.S.
Gold	Sai Refinery
Gold	Samduck Precious Metals
Gold	SAMWON Metals Corp.
Gold	SAXONIA Edelmetalle GmbH
Gold	Schone Edelmetaal B.V.
Gold	SEMPSA Joyería Platería S.A.
Gold	Shandong Humon Smelting Co., Ltd.
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.
Gold	Sichuan Tianze Precious Metals Co., Ltd.
Gold	Singway Technology Co., Ltd.
Gold	So Accurate Group, Inc.
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals
Gold	Solar Applied Materials Technology Corp.
Gold	Sudan Gold Refinery
Gold	Sumitomo Metal Mining Co., Ltd.
Gold	Super Dragon Technology Co., Ltd.
Gold	T.C.A S.p.A
Gold	Tanaka Kikinzoku Kogyo K.K.
Gold	Tokuriki Honten Co., Ltd.
Gold	Tongling Nonferrous Metals Group Co., Ltd.
Gold	Tony Goetz NV
Gold	TOO Tau-Ken-Altyn
Gold	Torecom
Gold	Umicore Brasil Ltda.
Gold	Umicore Precious Metals Thailand
Gold	Umicore S.A. Business Unit Precious Metals Refining
Gold	United Precious Metal Refining, Inc.
Gold	Universal Precious Metals Refining Zambia
Gold	Valcambi S.A.
Gold	Western Australian Mint trading as The Perth Mint
Gold	WIELAND Edelmetalle GmbH
Gold	Yamamoto Precious Metal Co., Ltd.
Gold	Yokohama Metal Co., Ltd.
Gold	Yunnan Copper Industry Co., Ltd.
Gold	Zhongkuang Gold Industry Co., Ltd.
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation
Gold	Zijin Mining Group Co., Ltd. Gold Refinery
Tantalum	Changsha South Tantalum Niobium Co., Ltd.
Tantalum	Conghua Tantalum and Niobium Smeltry

Tantalum	D Block Metals, LLC
Tantalum	Duoluoshan
Tantalum	Exotech Inc.
Tantalum	F&X Electro-Materials Ltd.
Tantalum	FIR Metals & Resource Ltd.
Tantalum	Global Advanced Metals Aizu
Tantalum	Global Advanced Metals Boyertown
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.
Tantalum	H.C. Starck Co., Ltd.
Tantalum	H.C. Starck GmbH Goslar
Tantalum	H.C. Starck GmbH Laufenburg
Tantalum	H.C. Starck Hermsdorf GmbH
Tantalum	H.C. Starck Inc.
Tantalum	H.C. Starck Ltd.
Tantalum	H.C. Starck Smelting GmbH & Co. KG
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.
Tantalum	Hi-Temp Specialty Metals, Inc.
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.
Tantalum	Jiangxi Tuohong New Raw Material
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.
Tantalum	Jiujiang Tanbre Co., Ltd.
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.
Tantalum	KEMET Blue Metals
Tantalum	KEMET Blue Powder
Tantalum	King-Tan Tantalum Industry Ltd.
Tantalum	LSM Brasil S.A.
Tantalum	Metallurgical Products India Pvt., Ltd.
Tantalum	Mineração Taboca S.A.
Tantalum	Mitsui Mining & Smelting
Tantalum	Molycorp Silmet A.S.
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.
Tantalum	Plansee SE Liezen
Tantalum	Plansee SE Reutte
Tantalum	Power Resources Ltd.
Tantalum	QuantumClean
Tantalum	Resind Indústria e Comércio Ltda.
Tantalum	RFH Tantalum Smeltry Co., Ltd.
Tantalum	Solikamsk Magnesium Works OAO
Tantalum	Taki Chemicals
Tantalum	Telex Metals
Tantalum	Tranzact, Inc.
Tantalum	Ulba Metallurgical Plant JSC
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.
Tantalum	Zhuzhou Cemented Carbide
Tin	Alpha
Tin	An Thai Minerals Co., Ltd.
Tin	An Vinh Joint Stock Mineral Processing Company
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.
Tin	China Tin Group Co., Ltd.

Tin	CNMC (Guangxi) PGMA Co., Ltd.
Tin	Cooperativa Metalurgica de Rondônia Ltda.
Tin	CV Ayi Jaya
Tin	CV Dua Sekawan
Tin	CV Gita Pesona
Tin	CV Serumpun Sebalai
Tin	CV Tiga Sekawan
Tin	CV United Smelting
Tin	CV Venus Inti Perkasa
Tin	Dowa
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company
Tin	Elmet S.L.U.
Tin	EM Vinto
Tin	Estanho de Rondônia S.A.
Tin	Fenix Metals
Tin	Gejiu Jinye Mineral Company
Tin	Gejiu Kai Meng Industry and Trade LLC
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.
Tin	HuiChang Hill Tin Industry Co., Ltd.
Tin	Huichang Jinshunda Tin Co., Ltd.
Tin	Jiangxi Ketai Advanced Material Co., Ltd.
Tin	Magnu's Minerais Metais e Ligas Ltda.
Tin	Malaysia Smelting Corporation (MSC)
Tin	Melt Metais e Ligas S.A.
Tin	Metallic Resources, Inc.
Tin	Metallo-Chimique N.V.
Tin	Mineração Taboca S.A.
Tin	Minsur
Tin	Mitsubishi Materials Corporation
Tin	Modeltech Sdn Bhd
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company
Tin	O.M. Manufacturing (Thailand) Co., Ltd.
Tin	O.M. Manufacturing Philippines, Inc.
Tin	Operaciones Metalurgical S.A.
Tin	PT Aries Kencana Sejahtera
Tin	PT Artha Cipta Langgeng
Tin	PT ATD Makmur Mandiri Jaya
Tin	PT Babel Inti Perkasa
Tin	PT Bangka Prima Tin
Tin	PT Bangka Tin Industry
Tin	PT Belitung Industri Sejahtera
Tin	PT Bukit Timah
Tin	PT Cipta Persada Mulia
Tin	PT DS Jaya Abadi
Tin	PT Eunindo Usaha Mandiri
Tin	PT Inti Stania Prima
Tin	PT Justindo

Tin	PT Karimun Mining
Tin	PT Kijang Jaya Mandiri
Tin	PT Mitra Stania Prima
Tin	PT O.M. Indonesia
Tin	PT Panca Mega Persada
Tin	PT Prima Timah Utama
Tin	PT Refined Bangka Tin
Tin	PT Sariwiguna Binasentosa
Tin	PT Stanindo Inti Perkasa
Tin	PT Sukses Inti Makmur
Tin	PT Sumber Jaya Indah
Tin	PT Timah (Persero) Tbk Kundur
Tin	PT Timah (Persero) Tbk Mentok
Tin	PT Tinindo Inter Nusa
Tin	PT Tommy Utama
Tin	PT Wahana Perkit Jaya
Tin	Resind Indústria e Comércio Ltda.
Tin	Rui Da Hung
Tin	Soft Metais Ltda.
Tin	Super Ligas
Tin	Thaisarco
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company
Tin	VQB Mineral and Trading Group JSC
Tin	White Solder Metalurgia e Mineração Ltda.
Tin	Xianghualing Tin Industry Co., Ltd.
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.
Tin	Yunnan Tin Company Limited
Tungsten	A.L.M.T. TUNGSTEN Corp.
Tungsten	ACL Metais Eireli
Tungsten	Asia Tungsten Products Vietnam Ltd.
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.
Tungsten	Fujian Jinxin Tungsten Co., Ltd.
Tungsten	Ganzhou Haichuang Tungsten Industry Co., Ltd.
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.
Tungsten	Global Tungsten & Powders Corp.
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.
Tungsten	H.C. Starck GmbH
Tungsten	H.C. Starck Smelting GmbH & Co.KG
Tungsten	Hunan Chenzhou Mining Co., Ltd.
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.
Tungsten	Hydrometallurg, JSC
Tungsten	Japan New Metals Co., Ltd.
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.

Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.
Tungsten	Kennametal Fallon
Tungsten	Kennametal Huntsville
Tungsten	Luoyang Mudu Tungsten & Molybdenum Technology Co., Ltd
Tungsten	Malipo Haiyu Tungsten Co., Ltd.
Tungsten	Moliren Ltd
Tungsten	Niagara Refining LLC
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC
Tungsten	Philippine Chuangxin Industrial Co., Inc.
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.
Tungsten	Unecha Refractory Metals Plant
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.
Tungsten	Wolfram Bergbau und Hütten AG
Tungsten	Woltech Korea Co., Ltd.
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.
Tungsten	Xiamen Tungsten Co., Ltd.
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.

38 of the smelters above declared to be sourcing, or there was reason to believe they may be sourcing, from the Covered Countries. Under the Rule, the requirement is to identify whether or not a smelter is sourcing from the Covered Countries and there is no requirement to identify the specific Covered Country by the smelter. Given the limitation on the specificity of the smelters’ disclosures, the identified Covered Countries are The DRC, Rwanda, Burundi, and Tanzania.